Exhibit 99.2

Trilogy Metals Files Technical Report for Cobalt Resource Estimate at the Bornite Project

VANCOUVER, July 20, 2018 /CNW/ - Trilogy Metals Inc. (TSX/NYSE American: TMQ) ("Trilogy Metals" or the "Company") is pleased to announce it has filed a National Instrument 43-101 technical report with the Canadian securities regulators relating to the Bornite Project which supports the resource estimate previously announced on June 5, 2018. The technical report is entitled "NI 43-101 Technical Report on the Bornite Project, Northwest Alaska, USA" and has been prepared by Bruce Davis, Robert Sim and Jeff Austin, all of whom are independent "Qualified Persons" under NI 43-101 (the "Technical Report").  This Technical Report is available on the Company's website at www.trilogymetals.com and on the Company's profiles at www.sedar.com and www.sec.gov and is consistent with the disclosure made by the Company in its news release dated June 5, 2018.

Highlights of the Cobalt Resource:

•	At a base case 0.50% copper cut-off grade, and within the combined Indicated and Inferred Cu resource pit shell, the Bornite Project is estimated to contain in-pit Inferred Resources of 124.6 million tonnes grading 0.017% Co for 45 million pounds of contained cobalt (see Table 1 for details).
•	Below the resource limiting pit shell and at a base case cut-off grade of 1.5% copper, the Bornite Project is estimated to contain additional Inferred Resources of 57.8 million tonnes grading 0.025% Co for 32 million pounds of contained cobalt.
•	Total Inferred Resources (in-pit and below-pit) of 182.4 million tonnes grading 0.019% Co for 77 million pounds of contained cobalt (see Table 1 for details).
•	The current copper resources at the Bornite Project remain unchanged (see Table 2 for details).

Rick Van Nieuwenhuyse, President and CEO of Trilogy Metals, commented, "Now that we have filed the new Technical Report for the Bornite Project, the next step is to finish the metallurgical test work on the cobalt resources, which we expect to be completed by the end of the year.  Having a successful outcome from this metallurgical test program could yield considerable value for our shareholders. I specifically note the $690 million transaction that Wheaton Precious Metals Corp. ("WPM") and Cobalt 27 Capital Corp. ("Cobalt 27") completed with Vale S.A. in which WPM and Cobalt 27 combined acquired a 75% cobalt stream from the Voisey's Bay underground deposit – a project requiring a $2.1 Billion investment and anticipated to begin production in 2021.  This transaction resulted in WPM and Cobalt 27 jointly adding approximately 54 million pounds of attributable cobalt reserve to their combined inventory. Demonstrating the economic viability of the cobalt resources at Bornite could become a game changer for the Company given our current 77 million pound inferred cobalt resource. I also note that we currently have three drill rigs in operation at the Bornite Project continuing with an in-fill and expansion drill program. Management expects continued success in expanding the cobalt and copper resources at Bornite to yield additional value to the Company."

Table 1: Estimate of Cobalt Mineral Resources for the Bornite Deposit

Type	Cut-off (Cu%)	Tonnes (million)	Average Grade Co (%)	Contained Metal Co (Mlbs)
In-Pit	0.5	124.6	0.017	45
Below-Pit	1.5	57.8	0.025	32
Total Inferred		182.4	0.019	77
(1)	Resources stated as contained within a pit shell developed using a metal price of US$3.00/lb Cu, mining costs of US$2.00/tonne, milling costs of US$11/tonne, G&A cost of US$5.00/tonne, 87% metallurgical recoveries and an average pit slope of 43 degrees.
(2)	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
(3)	It is reasonably expected that the majority of Inferred mineral resources could be upgraded to Indicated mineral resources with additional exploration.

The estimated cobalt mineral resource is presented in Table 1.  In addition to the cobalt resource, Table 2 presents the Bornite Project's existing copper mineral resource which is also supported by the Technical Report.

Table 2: Estimate of Copper Mineral Resources for the Bornite Deposit

Type	Cut-off (Cu%)	Tonnes (million)	Average Grade Cu (%)	Contained Metal Cu (Mlbs)
In-Pit	0.5	40.5	1.02	913
Total Indicated		40.5	1.02	913
In-Pit	0.5	84.1	0.95	1,768
Below-Pit	1.5	57.8	2.89	3,683
Total Inferred		141.9	1.74	5,450
(1)	Resources stated as contained within a pit shell developed using a metal price of US$3.00/lb Cu, mining costs of US$2.00/tonne, milling costs of US$11/tonne, G&A cost of US$5.00/tonne, 87% metallurgical recoveries and an average pit slope of 43 degrees.
(2)	Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources will be converted into Mineral Reserves.
(3)	It is reasonably expected that the majority of Inferred mineral resources could be upgraded to Indicated mineral resources with additional exploration.

Cobalt Resource Estimate

Open pit resources are contained within a pit shell that was generated based on a 0.5% copper cut-off grade by AGP Mining Consultants Inc., and the underground resource is material below the pit shell calculated at a higher cut-off grade of 1.5% copper.  Note that although the data supports estimates of copper resources in both the Indicated and Inferred categories, the volume and distribution of available cobalt sample data is considered insufficient to support the estimate of cobalt resources in the Indicated category and, as a result, all of the estimated cobalt resource remains in the Inferred category.

Initial sample data is composited to 2m intervals.  Estimates are made into model blocks measuring 5m x 5m x 5m, using ordinary kriging.  The cobalt resource model was validated using a combination of a visual review and statistical comparisons with models generated using other estimation methods. Cobalt resources in the Inferred category occur within a maximum distance of 100m from a drill hole and exhibit reasonable confidence in the grade and continuity of mineralization.

At a base case 1.5% copper cutoff grade, the Bornite Project is estimated to contain below-pit Inferred Resources of 57.8 million tonnes at 2.89% copper. Preliminary work shows that although cobalt is broadly associated with copper mineralization, cobalt does not have a one-to-one correlation.  It mostly occurs as a cloud of cobaltiferous pyrite in and around the copper mineralization.

Additional information is provided in the Technical Report, a copy of which is available on the Company's website at www.trilogymetals.com and under the Company's profiles on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

Qualified Person

Andrew W. West, a Certified Professional Geologist, and the Exploration Manager for Trilogy Metals Inc., is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed and verified the technical information in this news release and approves the disclosure contained herein.

About Trilogy Metals

Trilogy Metals Inc. is a metals exploration and development company focused on exploring and developing the Ambler mining district located in northwestern Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic volcanogenic massive sulphide ("VMS") deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high grade copper mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA Regional Corporation, Inc., a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively "forward-looking statements") within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, including, without limitation, future demand for and price of cobalt, the future price of copper, the estimation of mineral reserves and mineral resources, the realization of mineral reserve and mineral resource estimates, the timing and amount of estimated future production, costs of production, capital expenditures, costs and timing of the development of projects, the potential future development of the Bornite Project, the future operating or financial performance of the Company, planned expenditures and the anticipated activity at the UKMP Projects, are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as "expects", "anticipates", "believes", "intends", "estimates", "potential", "possible", and similar expressions, or statements that events, conditions, or results "will", "may", "could", or "should" occur or be achieved. These forward-looking statements may include statements regarding perceived merit of properties; exploration plans and budgets; mineral reserves and resource estimates; work programs; capital expenditures; timelines; strategic plans; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the Company's expectations include the uncertainties involving success of exploration, development and mining activities, permitting timelines, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses; mineral reserve and resource estimates and the assumptions upon which they are based; capital estimates; prices for energy inputs, labour, materials, supplies and services the interpretation of drill results, the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for cooperation of government agencies and native groups in the development and operation of properties as well as the construction of the access road; the need to obtain permits and governmental approvals; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, metal grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risks and uncertainties disclosed in the Company's Annual Report on Form 10-K for the year ended November 30, 2017 filed with Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Company reports and documents filed with applicable securities regulatory authorities from time to time. The Company's forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. The Company assumes no obligation to update the forward-looking statements or beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects ("NI 43-101") and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended ("CIM Definition Standards"). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves". Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of "measured" or "indicated resources" will ever be converted into "reserves". Investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimated "inferred mineral resources" may not form the basis of feasibility or pre-feasibility studies except in rare cases. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves" are also not the same as those of the SEC, and reserves reported by Trilogy Metals in compliance with NI 43-101 may not qualify as "reserves" under SEC standards. Arctic does not have known reserves, as defined under SEC Industry Guide 7.  Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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SOURCE Trilogy Metals Inc.

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For further information: Patrick Donnelly, Vice President, Corporate Communications & Development, patrick.donnelly@trilogymetals.com, 604-630-3569, 604-638-8088 or 1-855-638-8088

CO: Trilogy Metals Inc.

CNW 06:30e 20-JUL-18